Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of JETSSM Exchange-Traded Trust and to the use of our report dated February 23, 2011 on the financial statements and financial highlights of JETSSM Contrarian Opportunities Fund.  Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
April 28, 2011